CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Mentor Funds

We consent to the use of our report, dated November 20, 1998, for Mentor Balanced Portfolio and for Mentor Income and Growth Portfolio, portfolios of Mentor Funds, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.




                                                    /s/KPMG LLP
                                                     -----------
                                                    KPMG LLP




Boston, Massachusetts
July 12, 1999